UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2014

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	001-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 7, 2014, Portland General Electric Company (PGE, or the Company) entered into an unsecured Credit Agreement with Wells Fargo Bank, National Association, as Administrative Agent, and JPMorgan Chase Bank, N.A., U.S. Bank National Association, and Bank of America, N.A. Pursuant to the Credit Agreement, PGE may obtain four separate term loans in an aggregate principal amount of $305 million. The expected amounts and timing of the four term loans are as follows:

(1)	$75 million on or about May 15, 2014;

(2)	$75 million on or about May 31, 2014;

(3)	$75 million on or about June 30, 2014; and

(4)	$80 million on or about July 31, 2014.

The term loans will bear interest at the London Interbank Offered Rate (LIBOR) plus 70 basis points, with no other fees. The Credit Agreement expires October 30, 2015, with any outstanding term loans due and payable on such date.

Upon the occurrence of certain events of default, the Company’s obligations under the Credit Agreement may be accelerated. Such events of default include payment defaults to lenders under the Credit Agreement, covenant defaults and other customary defaults.

The Company intends to use the proceeds of the four loans for general corporate purposes, which may include capital expenditures and/or the repayment of existing debt.

Certain of the lenders under the Credit Agreement or their respective affiliates provide or have provided a variety of financial services to the Company, including investment banking, cash management and issuance of letters of credit, for which they receive or have received customary fees and expense reimbursement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the description of PGE’s Credit Agreement dated May 7, 2014 contained above in Item 1.01, which is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Amendment to Articles of Incorporation

On May 7, 2014, PGE’s shareholders approved an amendment to the Company’s Second Amended and Restated Articles of Incorporation to implement majority voting in uncontested elections of directors. Under the new amendment, which adds a new Article X, a nominee for director in an uncontested election will be elected at a shareholder meeting for the election of directors if the number of votes cast “for” the nominee exceeds the number of votes cast “against” the nominee. For contested elections, the voting standard will continue to be a plurality of votes cast. The new Article X reads in its entirety as follows:

ARTICLE X
Majority Voting in Uncontested Director Elections

Except as otherwise provided under these Articles of Incorporation and applicable law, in any election of directors of the Corporation at a meeting of shareholders at which a quorum is present, each director shall be elected if the number of votes cast “for” the director exceeds the number of votes cast “against” the director; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of shareholders for which the Secretary of the Corporation determines that the number of nominees exceeds the number of directors to be elected as of the date seven days prior to the scheduled mailing date of the Corporation’s definitive proxy statement for such meeting.

The amendment became effective upon its filing with the Secretary of State of the State of Oregon on May 7, 2014.

A copy of the Third Amended and Restated Articles of Incorporation of Portland General Electric Company is included herewith as Exhibit 3.1.

(b) Amendment to Bylaws

In connection with the amendment to the Company’s Second Amended and Restated Articles of Incorporation described above, the Board of Directors also approved a conforming amendment to Section 2.9 of the Company’s Ninth Amended and Restated Bylaws, which became effective on May 7, 2014. Section 2.9, as amended, reads in its entirety as follows:

2.9 Voting Requirements. If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast by the shares entitled to vote favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law or the Articles of Incorporation. Except as otherwise provided under the Articles of Incorporation and applicable law, in any election of directors at a shareholders’ meeting at which a quorum is present, each director shall be elected if the number of votes cast “for” the director exceeds the number of votes cast “against” the director; provided, however, that directors shall be elected by a plurality of the votes cast at any shareholders’ meeting for which the Secretary determines that the number of nominees exceeds the number of directors to be elected as of the date seven days prior to the scheduled mailing date of the proxy statement for such meeting. Except as provided in the Act, or unless the Articles of Incorporation provide otherwise, each outstanding share is entitled to one vote on each matter voted on at a shareholders’ meeting. Unless otherwise provided in the Articles of Incorporation, cumulative voting for the election of directors shall be prohibited.

A copy of the Tenth Amended and Restated Bylaws of Portland General Electric Company is included herewith as Exhibit 3.2.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Portland General Electric Company held its 2014 annual meeting of shareholders on May 7, 2014 in Portland, Oregon. The following proposals were voted on at the meeting by the Company’s shareholders:

1.	The election of directors;

2.	An advisory, non-binding vote to approve the compensation of the Company’s named executive officers;

3.	Approval of an amendment to the Company’s articles of incorporation to implement majority voting in uncontested director elections; and

4.	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

There were 78,174,686 shares of common stock issued and outstanding as of March 3, 2014, the record date for the meeting, with 70,763,593 shares represented at the annual meeting.

Each of the director nominees listed below was elected and the voting results were as follows:

Nominee	For	Withheld	Broker Non-votes
John W. Ballantine	64,253,167	325,636	6,184,790
Rodney L. Brown, Jr.	64,261,400	317,403	6,184,790
Jack E. Davis	64,268,509	310,294	6,184,790
David A. Dietzler	64,255,969	322,834	6,184,790
Kirby A. Dyess	64,249,328	329,475	6,184,790
Mark B. Ganz	64,148,857	429,946	6,184,790
Kathryn J. Jackson	64,270,637	308,166	6,184,790
Neil J. Nelson	64,254,849	323,954	6,184,790
M. Lee Pelton	64,251,812	326,991	6,184,790
James J. Piro	64,260,404	318,399	6,184,790
Charles W. Shivery	64,261,541	317,262	6,184,790

Our shareholders approved, on an advisory, non-binding basis, the compensation of the Company’s named executive officers. There were 63,781,270 votes cast for the proposal, 503,361 votes cast against the proposal, 294,172 abstentions and 6,184,790 broker non-votes.

Our shareholders approved the amendment to the Company’s articles of incorporation to implement majority voting in uncontested director elections. There were 63,602.823 votes cast for the proposal, 651,910 votes cast against the proposal, 324,070 abstentions and 6,184,790 broker non-votes.

Our shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014. There were 70,148,970 votes cast for the proposal, 373,230 votes cast against the proposal and 241,393 abstentions.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
(3)	Articles of Incorporation and Bylaws
3.1	Third Amended and Restated Articles of Incorporation of Portland General Electric Company, as amended May 7, 2014.
3.2	Tenth Amended and Restated Bylaws of Portland General Electric Company, as amended May 7, 2014.
(10)	Material Contracts
10.1
Credit Agreement dated May 7, 2014, between Portland General Electric Company, Wells Fargo Bank, National Association, as Administrative Agent, and JPMorgan Chase Bank, N.A., U.S. Bank National Association, and Bank of America, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	May 8, 2014	By:	/s/ James F. Lobdell
James F. Lobdell
Senior Vice President of Finance, Chief Financial Officer and Treasurer